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                                                                    Exhibit 21.1
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                              SUBSIDIARIES OF ANB
Name of Subsidiary                                      State of Organization

National Bank of Commerce of Birmingham................  National Bank
     NBC Securities, Inc...............................  Alabama
Bank of Dadeville......................................  Alabama
     Ashland Insurance, Inc............................  Alabama
Alabama Exchange Bank..................................  Alabama
     Tuskegee Loan Company, Inc........................  Alabama
First Gulf Bank........................................  Alabama
First Citizens Bank, National Association..............  National Bank
     Clay County Finance Company, Inc..................  Alabama
First American Bank....................................  Alabama
    Corporate Billing, Inc.............................  Alabama
    First Allegiance Mortgage, Inc.....................  Alabama
Citizens and Peoples Bank, N.A.........................  National Bank
Public Bank............................................  Florida
Georgia State Bank.....................................  Georgia
Community Bank of Naples, N.A..........................  National Bank
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